Exhibit 5

JONES DAY

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114-1190

TELEPHONE: (216) 586-3939 • FACSIMILE: (216) 579-0212

May 12, 2009

Cliffs Natural Resources Inc.

200 Public Square

Cleveland, Ohio 44114-2315

Re:	Registration Statement on Form S-3 Filed by Cliffs Natural Resources Inc.

Ladies and Gentlemen:

We have acted as counsel for Cliffs Natural Resources Inc., an Ohio corporation (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of common shares, par value $0.125 per share, of the Company (the “Common Shares”) and the associated common share purchase rights of the Company that may be issued to the holders of Common Shares (the “Rights” and, collectively with the Common Shares, the “Securities”), in each case as contemplated by the Company’s registration statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Common Shares, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2.	When issued in accordance with the Rights Agreement, dated as of October 13, 2008 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as rights agent, the Rights will be validly issued.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) the resolutions authorizing the issuance, offer and sale of the Securities will be in full force and effect at all times at which any Securities are issued, offered or sold, and the Company will not take any action inconsistent with such resolutions; and (iii) all Securities will be issued in compliance with applicable federal and state securities laws.

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JONES DAY

Cliffs Natural Resources Inc.

May 12, 2009

The opinions expressed herein are limited to the laws of the State of Ohio, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

The opinion set forth in paragraph 2 is limited to the valid issuance of the Rights under the corporation laws of the State of Ohio. We do not express any opinion herein with respect to any other aspect of the Rights, the effect of equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights or the enforceability or any particular provisions of the Rights Agreement. In rendering the opinion set forth in paragraph 2 above, we have assumed that the Board of Directors of the Company has acted and will act in the good faith exercise of its business judgment with respect to the authorization of the issuance of the Rights and the execution of the Rights Agreement.

In rendering the opinion set forth in paragraph 2 above, moreover, we note that our research indicates that there are no reported decisions applying Ohio law concerning the authorization or issuance of securities substantially similar to the Rights. In the absence of directly applicable judicial authority, we have considered the pertinent provisions of Ohio corporation law and the decisions of courts applying the laws of other jurisdictions to analogous factual situations. Although such decisions may be persuasive to Ohio courts, they have no binding precedential effect.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day